UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2018

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400 Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 26, 2018, Saia, Inc. held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of Saia’s stockholders through the solicitation of proxies, and the proposals are described in detail in Saia’s Proxy Statement. The results of the stockholder vote are as follows:

Proposal 1—Election of Directors

The Director Nominees listed below were elected to serve as Class I directors to hold office until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
Di-Ann Eisnor.	23,767,846	145,744	4,720	595,117
William F. Evans	23,757,910	155,990	4,410	595,117
Herbert A. Trucksess, III	23,282,035	631,638	4,637	595,117
Jeffrey C. Ward	23,177,206	736,382	4,722	595,117

Continuing Directors
John P. Gainor, Jr.
John J. Holland
Randolph W. Melville
Richard D. O’Dell
Björn E. Olsson
Douglas W. Rockel

Proposal 2— Approval of the Saia, Inc. 2018 Omnibus Incentive Plan

Our stockholders approved the Saia, Inc. 2018 Omnibus Incentive Plan disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
23,190,861	716,871	10,578	595,117

Proposal 3— Advisory Vote on Executive Compensation

Our stockholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
23,132,715	776,596	8,999	595,117

Proposal 4—Ratification of the Appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for Fiscal Year 2018

Our stockholders ratified the appointment of KPMG LLP to serve as Saia’s independent registered public accounting firm for the 2018 fiscal year.

For	Against	Abstain	Broker Non-Votes
23,980,513	529,342	3,572	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: May 2, 2018	/s/ Stephanie R. Maschmeier
Stephanie R. Maschmeier
Controller and Principal Accounting Officer